Exhibit 99.1

FOR IMMEDIATE RELEASE

INTER PARFUMS, INC. CLOSES AGREEMENT TO BECOME THE EXCLUSIVE WORLDWIDE FRAGRANCE

LICENSEE FOR DONNA KARAN AND DKNY BRANDS

New York, New York, July 20, 2022: Inter Parfums, Inc. (NASDAQ GS: IPAR) today announced that it has closed its agreement with G-III Apparel Group, Ltd, to become the exclusive worldwide licensee for the Donna Karan and DKNY fragrance brands as of July 1, 2022.

Jean Madar, Chairman and Chief Executive Officer of Inter Parfums, Inc., stated, “We are excited to complete this transaction with these established and valuable fragrance brands, Donna Karan and DKNY. These brands not only have a strong legacy following, but also include superior fragrances recently awarded as “Best Fragrance of All Time” and “Greatest Fragrance of All Time”. Also, Donna Karan Cashmere Mist has a strong brand heritage that has consistently ranked as a Top 25 fragrance in the United States. Additionally, the Cashmere Mist deodorant is the #1 luxury fragrance selling body product in both the United States and Canada. DKNY Be Delicious has established itself as a global blockbuster since its launch in 2004. As a part of the signed licensed agreement previously announced in October 2021, we have already initiated developing strategic advancements and product lines, with an expectation to launch new fragrances under these brands in 2023.”

Morris Goldfarb, Chairman and CEO of G-III Apparel Group, Ltd., parent of the Donna Karan and DKNY brands, stated, “We are proud of our brands’ best-in-class fragrances that have extended their reach beyond fashion by connecting to a broader range of consumers globally. Inter Parfums’ exceptional capability to develop fragrances and enhance portfolios with their significant worldwide distribution will work hand-in-hand with us to position Donna Karan and DKNY for further global expansion. We’re looking forward to our partnership with Inter Parfums to grow these businesses together.”

About G-III Apparel Group, Ltd.

G-III designs, sources and markets apparel and accessories under owned, licensed and private label brands. G-III’s substantial portfolio of more than 30 licensed and proprietary brands is anchored by five global power brands: DKNY, Donna Karan, Calvin Klein, Tommy Hilfiger and Karl Lagerfeld. G-III’s owned brands include DKNY, Donna Karan, Karl Lagerfeld, Karl Lagerfeld Paris, Vilebrequin, G.H. Bass, Eliza J, Jessica Howard, Andrew Marc, Marc New York and Sonia Rykiel. G-III has fashion licenses under the Calvin Klein, Tommy Hilfiger, Kenneth Cole, Cole Haan, Guess?, Vince Camuto, Levi’s and Dockers brands. Through its team sports business, G-III has licenses with the National Football League, National Basketball Association, Major League Baseball, National Hockey League and over 150 U.S. colleges and universities. G-III also distributes directly to consumers through its DKNY, Karl Lagerfeld, Karl Lagerfeld Paris and Vilebrequin stores and its digital channels for the DKNY, Donna Karan, Vilebrequin, Karl Lagerfeld, Karl Lagerfeld Paris, Andrew Marc, Wilsons Leather and G.H. Bass brands.

Statements concerning G-III’s business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are “forward-looking statements” as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, risks related to the COVID-19 pandemic, reliance on licensed product, reliance on foreign manufacturers, risks of doing business abroad, the current economic and credit environment, risks related to our indebtedness, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, risks related to G-III’s ability to reduce the losses incurred in its retail operations, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, the impact on G-III’s business of the imposition of tariffs by the United States government and business and general economic conditions, as well as other risks detailed in G-III’s filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

About Inter Parfums, Inc.

Founded in 1982, Inter Parfums, Inc. develops, manufactures and distributes prestige perfumes and cosmetics as the exclusive worldwide licensee for Abercrombie & Fitch, Anna Sui, Boucheron, Coach, Donna Karan, DKNY, Ferragamo, Graff, GUESS, Hollister, Jimmy Choo, Karl Lagerfeld, Kate Spade, MCM, Moncler, Montblanc, Oscar de la Renta, S.T. Dupont, Ungaro and Van Cleef & Arpels. Inter Parfums is also the owner of Lanvin fragrances and the Rochas brand. Through its global distribution network, the Company’s products are sold in over 120 countries.

Statements in this release which are not historical in nature are forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. In some cases you can identify forward-looking statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would," or similar words. You should not rely on forward-looking statements, because actual events or results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the risks and uncertainties discussed under the headings “Forward Looking Statements” and "Risk Factors" in Inter Parfums' annual report on Form 10-K for the fiscal year ended December 31, 2021 and the reports Inter Parfums files from time to time with the Securities and Exchange Commission. Inter Parfums does not intend to and undertakes no duty to update the information contained in this press release.

Contacts for G-III Apparel Group, Ltd.:

Investor Relations Contact:

Priya Trivedi

SVP of Investor Relations and Treasurer

+1 (646) 473-5157

priya.trivedi@g-iii.com

Contacts for Inter Parfums, Inc.:

Contact at Inter Parfums, Inc.	-or-	Investor Relations Counsel
Russell Greenberg, Exec. VP & CFO		The Equity Group Inc.
(212) 983-2640		Karin Daly (212) 836-9623/kdaly@equityny.com
rgreenberg@interparfumsinc.com		Linda Latman (212) 836-9609/llatman@equityny.com
www.interparfumsinc.com		www.theequitygroup.com